UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive Suite 300
Herndon, Virginia		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 571 323-3939

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, the Board of Directors (the "Board") of Beacon Roofing Supply, Inc. (the "Company") approved and adopted a form of indemnification agreement (the "Indemnification Agreement") to be entered into by the Company with its directors, executive officers and certain other officers (each an “indemnitee”). The Indemnification Agreement was adopted in order to reflect current market indemnification practices.

The Indemnification Agreement requires the Company to indemnify an indemnitee, to the fullest extent permitted by Delaware law, against any and all losses (including expenses (such as attorneys’ fees), damages, liabilities, judgments, fines, penalties (civil, criminal or other), ERISA excise taxes, and settlement amounts) actually and reasonably incurred if the indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any action, proceeding or investigation by reason of or arising out of an indemnifiable event, which includes any event related to the fact that indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company in a similar position at another entity, or by reason of any action or inaction by indemnitee in such capacity. The Indemnification Agreement also provides for, among other things, the advancement by the Company, prior to final disposition of a claim, of any and all expenses actually and reasonably paid or incurred by an indemnitee in connection with any claim arising out of an indemnifiable event, subject to repayment of such expense advances in the event such indemnitee is ultimately determined, after final disposition of a claim, not to be entitled to indemnification. In addition, the Indemnification Agreement provides procedures for the determination of an indemnitee’s right to receive indemnification.

The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 11, 2021, the Board adopted a revised Code of Ethics and Business Conduct (“Code”) as part of the Company’s ongoing review of its governing documents and policies. The revised Code promotes five foundational, shared Company values which describe the behaviors and standards of business practice and professional and personal conduct that are expected of all directors, officers, and employees of the Company and its subsidiaries. The Code was revised to synthesize the existing Ethics Policy and Code of Conduct into one unified Code of Ethics and Business Conduct. Among other modifications, new Code sections include directives regarding data privacy and security, as well as the Company’s commitment to diversity and inclusion. These and other updates reflect current best practices and were included to strengthen the Code. The adoption of the revised Code of Ethics and Business Conduct did not relate to or result in any waiver, whether explicit or implicit, of any provision of the existing Ethics Policy or Code of Conduct.

A copy of the revised Code is available on the Company’s website at www.becn.com, under “Governance Documents” under the “Governance” tab on the “Investor Relations” page. The foregoing description of the Code is qualified in its entirety by reference to the full text of the Code, which is incorporated herein by reference. The other contents of the Company’s website are not incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index
Exhibit Number	Description
10.1	Form of Indemnification Agreement between Beacon Roofing Supply, Inc. and directors, executive officers and certain other officers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	November 17, 2021	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro Executive Vice President & Chief Financial Officer